Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Quality Preferred Income Fund 2

811-21137

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement
between the Fund and Nuveen
Fund Advisors, LLC.


   For
         52,292,184
   Against
           1,872,997
   Abstain
           1,453,239
   Broker Non-Votes
         17,687,117
      Total
         73,305,537


To approve a new sub-advisory
agreement.


   For
         51,958,370
   Against
           2,085,945
   Abstain
           1,574,105
   Broker Non-Votes
         17,687,117
      Total
         73,305,537


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.